Exhibit 99.1

Date:	October 30, 2006
Contact:	Luke M. Beshar	Bob Thomson
	Executive Vice President & CFO	Director, Investor Relations
Phone:	201-804-3010	201-804-3047
Email:	luke.beshar@cambrex.com	bob.thomson@cambrex.com
Release:	Immediate
CAMBREX REPORTS THIRD QUARTER 2006 RESULTS
     East Rutherford, NJ — October 30, 2006 — Cambrex Corporation (NYSE: CBM) reports third quarter 2006 results for the period ended September 30, 2006.
     Adjusted Diluted Earnings per Share were $0.06 in the third quarter 2006 compared to $0.05 Adjusted Diluted Earnings per Share reported in the third quarter 2005. Third quarter 2006 GAAP Diluted Earnings per Share were ($0.15) compared to break-even in the third quarter 2005.
     Consistent with our prior earnings releases, Adjusted (Non-GAAP) results are used throughout this press release and the accompanying tables to better reflect the underlying results of operations for the periods presented. Third quarter 2006 Adjusted financial results exclude costs related to a Goodwill Impairment charge ($0.08 Diluted Earnings per Share), the evaluation of strategic alternatives ($0.06 Diluted Earnings per Share), a small amount of cost related to the Cutanogen acquisition, and increases in tax reserves related to prior years returns recently prepared or under audit ($0.06 Diluted Earnings per Share). The third quarter 2005 financial results exclude an increase in an environmental reserve for an idle property ($0.05 Diluted Earnings per Share). In addition to the aforementioned items, certain employee medical benefit expenses in the 2005 Non-GAAP results were reclassified from segment Cost of Sales and Operating Expenses to Corporate Administrative Expenses to better reflect actual costs incurred within the operating segments and are included in the GAAP/Non-GAAP reconciliation tables. A reconciliation of GAAP results to Adjusted (Non-GAAP) results can be found in the unaudited financial tables included in this press release.
     Third quarter 2006 sales revenue increased 8.3% to $113.2 million from $104.5 million in the third quarter 2005 due to increases in all three segments (Bioproducts, Biopharma and Human Health). Foreign currency effects accounted for 2.2% of this increase.
     Third quarter 2006 Adjusted Gross Profit increased 5.2% to $39.2 million from $37.3 million during the third quarter 2005, reflecting the increase in sales partially offset by a decline in Adjusted Gross Margin to 34.6% versus 35.6% last year. Foreign currency favorably impacted Gross Margin by

0.8 percentage point versus last year. Third quarter 2006 GAAP Gross Profit was $39.2 million, or 34.6% of sales, compared to $36.8 million, or 35.2% of sales, in the third quarter 2005.
     Third quarter 2006 Adjusted Operating Profit decreased 5.6% to $7.0 million, or 6.2% of sales in the third quarter 2006, from $7.4 million, or 7.1% of sales in the third quarter 2005, due to increased Administrative Expenses partially offset by higher Gross Profit and lower Sales and Marketing Expense. Third quarter 2006 GAAP Operating Profit was $3.1 million, or 2.7% of sales in the third quarter 2006, compared to $6.1 million, or 5.9% of sales, in the third quarter 2005.
     Third quarter 2006 Adjusted Income before Taxes decreased 3.7% to $4.5 million from $4.7 million in the third quarter 2005 due to lower Operating Profit partially offset by lower Interest Expense. Third quarter 2006 GAAP Income before Taxes was $0.5 million compared to $3.4 million in the third quarter 2005.
Strategic Alternatives
     As part of its evaluation of strategic alternatives, Cambrex announced on October 24th that it had entered into a definitive stock purchase agreement to sell its Bioproducts and Biopharma businesses to Lonza Group AG for total cash consideration of $460 million. The Company expects to realize net proceeds, after paying taxes and transaction-related advisor fees, of approximately $450 million. Following the repayment of outstanding debt and assuming the arrangement of new lines of credit of $125 to $150 million on favorable terms, Cambrex plans to pay stockholders a special dividend of $13.50 to $14.50 per share. Additionally, Cambrex announced on October 20th that it had entered into an agreement to sell its subsidiaries based in Cork, Ireland and Landen, Belgium to International Chemical Investors II S.A. (ICIG), for nominal consideration.
     James A. Mack, Chairman, President and Chief Executive Officer of Cambrex Corporation, said, “We are pleased to announce the successful completion of this important phase of our strategic review. After a thorough and deliberate process, our Board of Directors determined that the sale of Bioproducts and Biopharma to Lonza and the sale of Cork and Landen to ICIG represent the most compelling means for realizing value for Cambrex stockholders. In addition to receiving a substantial cash dividend, stockholders can look forward to additional benefits from their continuing investment in a streamlined Cambrex focused on pharmaceutical services. Consistent with our fiduciary duties, we will also continue to evaluate strategic opportunities for the Human Health business as they arise.”

Business Segment Results
Bioproducts
     The Bioproducts segment includes products and services for research and therapeutic applications. Bioproducts Sales in the third quarter 2006 increased 10.1% to $39.3 million from $35.7 million in the third quarter 2005 primarily due to higher sales in rapid microbial detection products and cell therapy services. Foreign currency effects accounted for 1.9% of the increase in Bioproducts sales.
     Third quarter 2006 Bioproducts Adjusted Gross Margin was 49.2%, down from Adjusted Gross Margin of 52.2% in the third quarter 2005. The GAAP Gross Margin was 49.2% in the third quarter 2006 versus 51.7% during the previous year. The decline in Gross Margin was due to changes in product mix and increased production costs partially offset by the positive effect of foreign currency translation of 1.2%.
     Third quarter 2006 Bioproducts Adjusted Operating Profit increased 23.1% to $6.5 million in the third quarter 2006 versus $5.3 million in the third quarter 2005 due to higher Gross Profit and lower Operating Expenses. Adjusted Operating Profit Margins increased to 16.6% of sales in the third quarter 2006 from 14.9% in the third quarter 2005. Foreign currency increased Adjusted Operating Profit Margins by 2.4% of Sales. Third quarter 2006 Bioproducts GAAP Operating Profit Margin was 16.3% versus 14.1% in the third quarter 2005.
Biopharma
     The Biopharma segment consists of the Company’s contract biopharmaceutical process development and manufacturing business. Biopharma Sales in the third quarter 2006 increased 38.5% to $11.6 million from $8.4 million in the third quarter 2005, reflecting an increase in both suite fees and process development work.
     Third quarter 2006 Biopharma Adjusted Gross Margin improved to -1.4% from -23.6% in the third quarter 2005 due to increased suite fees and process development work. Third quarter 2006 Biopharma GAAP Gross Margin was -1.4% versus -25.5% in the third quarter 2005.
     Third quarter 2006 Biopharma Adjusted Operating Loss narrowed to $2.4 million from $4.2 million in the third quarter 2005 primarily due to improved Gross Profit. On a GAAP basis, the Biopharma Operating Loss was $2.4 million compared with $4.4 million reported for the third quarter of the previous year. Foreign currency did not impact the Biopharma segment financial results.

Human Health
     The Human Health segment consists of small molecule active pharmaceutical ingredients (APIs), advanced intermediates and other products derived from organic chemistry. Human Health Sales in the third quarter 2006 increased 3.1% to $62.3 million from $60.4 million in the third quarter 2005. This sales growth resulted from increased generic API volumes and a 2.7% positive impact of foreign currency partially offset by decreased demand for certain proprietary products, advanced intermediates and feed additives.
     Third quarter 2006 Human Health Adjusted Gross Margin decreased to 32.1% from 34.1% in the third quarter 2005, principally due to shifts in product mix. Third quarter 2006 Human Health GAAP Gross Margin was 32.1% versus 33.9% in the third quarter 2005.
     Third quarter 2006 Human Health Adjusted Operating Profit decreased to $9.9 million versus $11.5 million in the previous year due to lower Gross Profit and higher R&D and Administrative Expenses. Foreign currency effects increased Adjusted Operating Profit Margins by 0.6%. Third quarter 2006 Human Health GAAP Operating Profit was $7.8 million versus $11.3 million in the third quarter of 2005.
Third Quarter 2006 Adjusted and GAAP Consolidated Operating, Interest and Tax Expenses
     Third quarter 2006 Adjusted Operating Expenses increased $2.4 million to $32.2 million, or 28.4% of sales, from $29.8 million, or 28.5% of sales, in the third quarter 2005 primarily due to higher Administrative Expenses partially offset by lower Sales and Marketing Expense. Third quarter 2006 GAAP Operating Expenses were $36.1 million, or 31.9% of sales, versus $30.7 million, or 29.3% of sales, in the third quarter 2005. Foreign currency had a nominal effect on Operating Expenses during the quarter.
     Adjusted and GAAP Sales and Marketing Expense in the third quarter 2006 decreased to $7.7 million, or 6.8% of sales, from $8.5 million, or 8.1% of sales in the third quarter 2005, primarily due to lower spending in Bioproducts and Human Health.
     Adjusted Research and Development Expense for the third quarter 2006 increased to $5.0 million, or 4.4% of sales compared to $4.8 million, or 4.6% of sales, in the third quarter 2005 due to increased spending in Human Health. On a GAAP basis, Research and Development Expense during the third quarter 2006 increased to $5.1 million from $4.9 million during the same period in the previous year.
     Adjusted Administrative Expense in the third quarter 2006 increased to $19.0 million, or 16.8% of sales, from $16.0 million, or 15.3% of sales, in the third quarter 2005 principally due to higher legal and audit fees. Third quarter 2006 GAAP Administrative Expense was $20.8 million, or 18.4% of sales, versus $16.8 million, or 16.0% of sales, in the third quarter 2005.

     During the third quarter 2006, a $2.1 million goodwill impairment charge ($0.08 Diluted Earnings per Share) was recorded within the Human Health segment related to its Landen, Belgium site, which, as discussed in the Strategic Alternatives section above, was sold during October 2006.
     Adjusted and GAAP Net Interest Expense in the third quarter 2006 decreased to $2.5 million from $2.8 million in the third quarter 2005 due to lower borrowings partially offset by higher interest rates. The average interest rate in the third quarter 2006 was 6.1% versus 5.8% in the same period last year.
     The Adjusted effective tax rate in the third quarter 2006 decreased to 66.2% of pre-tax income versus 73.1% in the third quarter 2005 due to the geographic mix of income in the quarter.
     Capital Expenditures and Depreciation for the third quarter 2006 were $8.8 million and $8.4 million, respectively, compared to $9.9 million and $8.9 million in the third quarter 2005, respectively.
Guidance
     Due to the recently announced divestitures, the company has discontinued guidance on Consolidated Cambrex, and is providing guidance on its Human Health segment excluding the Cork and Landen facilities that were recently sold. The Company is providing full year 2006 guidance for Human Health excluding Cork and Landen of Sales of $235 — 240 million, Operating Profit of $47 — 53 million, Depreciation and Amortization of $18 — 20 million, and Capital Expenditures of approximately $25 million. This guidance does not reflect Cambrex Corporate operating expenses.
     The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the third quarter 2006 Form 10-Q is filed with the U.S. Securities and Exchange Commission.
Proxy Statement
     Cambrex Corporation plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with a special meeting of stockholders to be called to approve the Bioproducts and Biopharma transaction. The Proxy Statement will contain important information about Cambrex Corporation, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Cambrex Corporation through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Cambrex Corporation by contacting Peter Thauer, Senior Vice President, General Counsel and Secretary, Cambrex Corporation, One Meadowlands Plaza, 15th Floor, East Rutherford, NJ, Phone: 201-804-3005.
Participants in the Solicitation
     Cambrex Corporation and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Cambrex Corporation’s stockholders with respect to the proposed Bioproducts and Biopharma transaction. Information regarding the executive officers and directors of Cambrex Corporation is included in its definitive Proxy Statement for its 2006 annual meeting filed with the SEC on June 9, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the Proxy Statement to be filed with the SEC in connection with the proposed Bioproducts and Biopharma transaction.
Conference Call and Webcast
     The Conference Call to discuss third quarter 2006 earnings will begin at 8:30 a.m. Eastern Time on Tuesday, October 31, 2006 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for domestic and +1-706-634-6653 for international. Please use the pass code 8114526 and call approximately 10 minutes prior to start time. A webcast is available from the Investor Relations section on the Cambrex website located at www.cambrex.com and can be accessed for approximately a month following the call. A telephone replay of the conference call will be available through Tuesday, November 7, 2006 by calling 1-800-642-1687 for domestic and +1-706-645-9291 for international. Please use the pass code 8114526 to access the replay.
Forward Looking Statements
     This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under The Securities Exchange Act of 1934, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as “expects”, “anticipates”, “intends”, “estimates”, “believes” or similar expressions are used in connection with any discussion of future events and financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, interest rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, uncollectible receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials, the possibility that the value of the acquisition of PermaDerm™ cultured skin may not be realized or that our plans to obtain a Humanitarian Device Exemption, completion of clinical trials and commercialization of PermaDerm cultured skin in the United States may not be successful, the Company may not receive regulatory approval for its products, the outcome of the evaluation of strategic alternatives, the satisfaction of the conditions to closing set forth in the stock purchase agreement with Lonza and the availability of financing on favorable terms in order to fund the portion of the special dividend that is not being funded from proceeds of the sale.
     For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex 2005 Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission, including the Current Report on Form 8-K filed on October 24, 2006. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
About Cambrex
     Cambrex is a global, diversified life sciences company dedicated to providing products and services to accelerate and improve the discovery and commercialization of human therapeutics. The Company employs approximately 1,800 worldwide. For more information, please visit http://www.cambrex.com.

CAMBREX CORPORATION
Adjusted Statement of Profit and Loss — Non-GAAP*
For the Quarters Ended September 30, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$113,205	100.0%	$104,500	100.0%
Commissions and Allowances	459	0.4%	1,031	1.0%

Net Sales	112,746	99.6%	103,469	99.0%

Other Revenues	1,253	1.1%	1,116	1.1%

Net Revenue	113,999	100.7%	104,585	100.1%

Cost of Sales	74,797	66.1%	67,332	64.5%

Gross Profit	39,202	34.6%	37,253	35.6%

Operating Expenses
Sales and Marketing Expense	7,662	6.8%	8,461	8.1%
Research and Development Expense	4,988	4.4%	4,846	4.6%
Administrative Expense	19,025	16.8%	16,000	15.3%
Amortization	508	0.4%	511	0.5%

Total Operating Expenses	32,183	28.4%	29,818	28.5%

Operating Profit	7,019	6.2%	7,435	7.1%

Other Expenses
Interest — Other	2,540	2.2%	2,801	2.7%
Other Income, net	(9)	0.0%	(25)	0.0%

Total Other Expenses	2,531	2.2%	2,776	2.7%

Income Before Taxes	4,488	4.0%	4,659	4.4%

Income Tax Provision	2,970	2.7%	3,407	3.2%

Net Income	$1,518	1.3%	$1,252	1.2%

Basic Earnings per Share
Net Income	$0.06		$0.05

Diluted Earnings per Share
Net Income	$0.06		$0.05

Weighted Average Shares Outstanding
Basic	26,752		26,418
Diluted	26,871		26,548

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

CAMBREX CORPORATION
Statement of Profit and Loss — GAAP
For the Quarters Ended September 30, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$113,205	100.0%	$104,500	100.0%
Commissions and Allowances	459	0.4%	1,031	1.0%

Net Sales	112,746	99.6%	103,469	99.0%

Other Revenues	1,253	1.1%	1,116	1.1%

Net Revenue	113,999	100.7%	104,585	100.1%

Cost of Sales	74,797	66.1%	67,763	64.9%

Gross Profit	39,202	34.6%	36,822	35.2%

Operating Expenses
Sales and Marketing Expense	7,662	6.8%	8,468	8.1%
Research and Development Expense	5,115	4.5%	4,862	4.7%
Administrative Expense	20,759	18.4%	16,846	16.0%
Goodwill Impairment	2,092	1.8%	—	0.0%
Amortization	508	0.4%	511	0.5%

Total Operating Expenses	36,136	31.9%	30,687	29.3%

Operating Profit	3,066	2.7%	6,135	5.9%

Other Expenses
Interest — Other	2,540	2.2%	2,801	2.7%
Other Income, net	(9)	0.0%	(25)	0.0%

Total Other Expenses	2,531	2.2%	2,776	2.7%

Income Before Taxes	535	0.5%	3,359	3.2%

Income Tax Provision	4,666	4.1%	3,407	3.2%

Net Loss	$(4,131)	-3.6%	$(48)	0.0%

Basic Earnings per Share
Net Loss	$(0.15)		$(0.00)

Diluted Earnings per Share
Net Loss	$(0.15)		$(0.00)

Weighted Average Shares Outstanding
Basic	26,752		26,418
Diluted	26,752		26,418

CAMBREX CORPORATION
Adjusted Statement of Profit and Loss — Non-GAAP*
For the Nine Months Ended September 30, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$356,389	100.0%	$331,133	100.0%
Commissions and Allowances	1,632	0.5%	3,696	1.1%

Net Sales	354,757	99.5%	327,437	98.9%

Other Revenues	3,398	1.0%	5,827	1.7%

Net Revenue	358,155	100.5%	333,264	100.6%

Cost of Sales	231,260	64.9%	211,633	63.9%

Gross Profit	126,895	35.6%	121,631	36.7%

Operating Expenses
Sales and Marketing Expense	24,827	7.0%	25,211	7.6%
Research and Development Expense	14,944	4.2%	16,555	5.0%
Administrative Expense	55,834	15.6%	50,734	15.3%
Amortization	1,482	0.4%	1,718	0.5%

Total Operating Expenses	97,087	27.2%	94,218	28.4%

Operating Profit	29,808	8.4%	27,413	8.3%

Other Expenses
Interest — Other	6,916	2.0%	8,282	2.5%
Other Expense, net	107	0.0%	72	0.0%

Total Other Expenses	7,023	2.0%	8,354	2.5%

Income Before Taxes	22,785	6.4%	19,059	5.8%

Income Tax Provision	12,302	3.5%	9,966	3.1%

Net Income	$10,483	2.9%	$9,093	2.7%

Basic Earnings per Share
Net Income	$0.39		$0.34

Diluted Earnings per Share
Net Income	$0.39		$0.34

Weighted Average Shares Outstanding
Basic	26,718		26,389
Diluted	26,822		26,550

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

CAMBREX CORPORATION
Statement of Profit and Loss — GAAP
For the Nine Months Ended September 30, 2006 and 2005
(in thousands)

	2006		2005
		% of		% of
	Amount	Sales	Amount	Sales

Gross Sales	$356,389	100.0%	$331,133	100.0%
Commissions and Allowances	1,632	0.5%	3,696	1.1%

Net Sales	354,757	99.5%	327,437	98.9%

Other Revenues	3,398	1.0%	5,827	1.7%

Net Revenue	358,155	100.5%	333,264	100.6%

Cost of Sales	231,260	64.9%	212,910	64.3%

Gross Profit	126,895	35.6%	120,354	36.3%

Operating Expenses
Sales and Marketing Expense	24,827	7.0%	25,233	7.6%
Research and Development Expense	16,608	4.7%	16,601	5.0%
Administrative Expense	59,925	16.7%	50,689	15.3%
Goodwill Impairment	2,092	0.6%	—	0.0%
Amortization	1,482	0.4%	1,718	0.5%

Total Operating Expenses	104,934	29.4%	94,241	28.4%

Operating Profit	21,961	6.2%	26,113	7.9%

Other Expenses
Interest — Other	12,188	3.5%	8,282	2.5%
Other Expense, net	107	0.0%	72	0.0%

Total Other Expenses	12,295	3.5%	8,354	2.5%

Income Before Taxes	9,666	2.7%	17,759	5.4%

Income Tax Provision	13,998	3.9%	6,637	2.0%

(Loss)/Earnings before Cumulative Effect of a
Change in Accounting Principle	$(4,332)	-1.2%	$11,122	3.4%

Cumulative Effect of a Change in
Accounting Principle	(228)	-0.1%	—	0.0%

Net (Loss)/Income	$(4,560)	-1.3%	$11,122	3.4%

Basic Earnings per Share
(Loss)/Earnings before Cumulative Effect of a
Change in Accounting Principle	$(0.16)		$0.42
Cumulative Effect of a Change in
Accounting Principle	$(0.01)		$—

Net (Loss)/Income	$(0.17)		$0.42

Diluted Earnings per Share
(Loss)/Earnings before Cumulative Effect of a
Change in Accounting Principle	$(0.16)		$0.42
Cumulative Effect of a Change in
Accounting Principle	$(0.01)		$—

Net (Loss)/Income	$(0.17)		$0.42

Weighted Average Shares Outstanding
Basic	26,718		26,389
Diluted	26,718		26,550

CAMBREX CORPORATION
Gross Sales, Gross Profit & Operating Profit by Segment
For the Quarters Ended September 30, 2006 and 2005
(in thousands)

	Third Quarter 2006
	Gross	Gross		Adjusted Gross	Adjusted GP%—	Operating	OP%	Adjusted Operating	Adjusted OP%—
	Sales	Profit	GP%	Profit — Non-GAAP*	Non-GAAP*	Profit/(loss) — GAAP	GAAP	Profit/(loss) — Non-GAAP*	Non-GAAP*
Bioproducts	$39,326	$19,363	49.2%	$19,363	49.2%	$6,415	16.3%	$6,542	16.6%
Biopharma	11,615	(165)	-1.4%	(165)	-1.4%	(2,422)	-20.9%	(2,422)	-20.9%
Human Health	62,264	20,004	32.1%	20,004	32.1%	7,804	12.5%	9,896	15.9%
Corporate	—	—		—		(8,731)		(6,997)

Total	$113,205	$39,202	34.6%	$39,202	34.6%	$3,066	2.7%	$7,019	6.2%

	Third Quarter 2005
	Gross	Gross		Adjusted Gross	Adjusted GP%—	Operating	OP%	Adjusted Operating	Adjusted OP%—
	Sales	Profit	GP%	Profit — Non-GAAP*	Non-GAAP*	Profit/(loss) — GAAP	GAAP	Profit/(loss) — Non-GAAP*	Non-GAAP*
Bioproducts	$35,729	$18,481	51.7%	$18,663	52.2%	$5,024	14.1%	$5,313	14.9%
Biopharma	8,385	(2,137)	-25.5%	(1,977)	-23.6%	(4,368)	-52.1%	(4,193)	-50.0%
Human Health	60,386	20,478	33.9%	20,567	34.1%	11,343	18.8%	11,473	19.0%
Corporate	—	—				(5,864)		(5,158)

Total	$104,500	$36,822	35.2%	$37,253	35.6%	$6,135	5.9%	$7,435	7.1%

	Gross Sales Comparison
	3Q06	3Q05
	Gross	Gross	Change	Change
	Sales	Sales	$	%
Bioproducts	$39,326	$35,729	$3,597	10.1%
Biopharma	11,615	8,385	3,230	38.5%
Human Health	62,264	60,386	1,878	3.1%

Total	$113,205	$104,500	$8,705	8.3%

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

CAMBREX CORPORATION
Gross Sales, Gross Profit & Operating Profit by Segment
For the Nine Months Ended September 30, 2006 and 2005
(in thousands)

	Nine Months 2006
	Gross	Gross		Adjusted Gross	Adjusted GP%—	Operating	OP%	Adjusted Operating	Adjusted OP%—
	Sales	Profit	GP%	Profit — Non-GAAP*	Non—GAAP*	Profit/(loss) — GAAP	GAAP	Profit/(loss) — Non-GAAP*	Non—GAAP*
Bioproducts	$121,740	$63,491	52.2%	$63,491	52.2%	$21,449	17.6%	$23,113	19.0%
Biopharma	35,429	(783)	-2.2%	(783)	-2.2%	(7,782)	-22.0%	(7,782)	-22.0%
Human Health	199,220	64,187	32.2%	64,187	32.2%	32,413	16.3%	34,505	17.3%
Corporate	—	—		—		(24,119)		(20,028)

Total	$356,389	$126,895	35.6%	$126,895	35.6%	$21,961	6.2%	$29,808	8.4%

	Nine Months 2005
	Gross	Gross		Adjusted Gross	Adjusted GP%—	Operating	OP%	Adjusted Operating	Adjusted OP%—
	Sales	Profit	GP%	Profit — Non-GAAP*	Non-GAAP*	Profit/(loss) — GAAP	GAAP	Profit/(loss) — Non-GAAP*	Non-GAAP*
Bioproducts	$113,638	$59,952	52.8%	$60,484	53.2%	$20,499	18.0%	$21,344	18.8%
Biopharma	27,747	(4,800)	-17.3%	(4,310)	-15.5%	(12,545)	-45.2%	(12,008)	-43.3%
Human Health	189,748	65,202	34.4%	65,457	34.5%	34,373	18.1%	34,743	18.3%
Corporate	—	—		—		(16,214)		(16,666)

Total	$331,133	$120,354	36.3%	$121,631	36.7%	$26,113	7.9%	$27,413	8.3%

	Gross Sales Comparison
	2006	2005
	Gross	Gross	Change	Change
	Sales	Sales	$	%
Bioproducts	$121,740	$113,638	$8,102	7.1%
Biopharma	35,429	27,747	7,682	27.7%
Human Health	199,220	189,748	9,472	5.0%

Total	$356,389	$331,133	$25,256	7.6%

*	Refer to the GAAP to Adjusted (Non-GAAP) Reconciliation.

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Net Income
For the Quarters and Nine Months Ended September 30, 2006 and 2005

	Third Quarter 2006		Third Quarter 2005
	Net (Loss)/Income	Diluted EPS	Net (Loss)/Income	Diluted EPS
Net Loss— GAAP	$(4,131)	$(0.15)	$(48)	$(0.00)
Goodwill impairment	2,092	0.08	—	—
Evaluation of strategic alternatives (recorded in Admin. Expense)	1,734	0.06	—	—
Cutanogen related costs (R&D Expense)	127	0.00	—	—
Tax expense related to prior years returns (Tax Provision)	1,696	0.06	—	—
Increase in Environmental Reserve (Admin. Expense)	—	—	1,300	0.05

Adjusted Net Income — Non-GAAP	$1,518	$0.06	$1,252	$0.05

	Nine Months 2006		Nine Months 2005
	Net (Loss)/Income	Diluted EPS	Net Income	Diluted EPS
(Loss)/Earnings before Cumulative Effect of a change in Accounting Principle	$(4,332)	$(0.16)	$11,122	$0.42
Goodwill impairment	2,092	0.08	—	—
Evaluation of strategic alternatives (Admin. Expense)	4,091	0.15	—	—
Cutanogen milestone and related costs (R&D Expense)	1,664	0.06	—	—
Senior note prepayment expenses (Interest Expense)	5,272	0.20	—	—
Tax expense related to prior years returns (Tax Provision)	1,696	0.06	—	—
Increase in Environmental Reserve (Admin. Expense)	—	—	1,300	0.05
Benefit from Swedish Tax Item (Tax Provision)	—	—	(3,329)	(0.13)

Adjusted Net Income — Non-GAAP	$10,483	$0.39	$9,093	$0.34

Note: The cumulative effect of a change in accounting principle reflects the implementation of FAS 123(R). Under FAS 123(R), the Company is now required to measure stock appreciation rights (SARs) at fair market value.

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Operating Profit by Segment
For the Quarters and Nine Months Ended September 30, 2006 and 2005

	Third Quarter 2006
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$6,415	$(2,422)	$7,804	$(8,731)	$3,066
Evaluation of strategic alternatives	—	—	—	1,734	1,734
Goodwill impairment	—	—	2,092	—	2,092
Cutanogen related costs	127	—	—	—	127

Adjusted Operating Profit — Non-GAAP	$6,542	$(2,422)	$9,896	$(6,997)	$7,019

	Third Quarter 2005
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$5,024	$(4,368)	$11,343	$(5,864)	$6,135
Increase in environmental reserve	—	—	—	1,300	1,300
Change in allocation methodology	289	175	130	(594)	—

Adjusted Operating Profit — Non-GAAP	$5,313	$(4,193)	$11,473	$(5,158)	$7,435

	Nine Months 2006
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$21,449	$(7,782)	$32,413	$(24,119)	$21,961
Evaluation of strategic alternatives	—	—	—	4,091	4,091
Goodwill impairment	—	—	2,092	—	2,092
Cutanogen milestone and related costs	1,664	—	—	—	1,664

Adjusted Operating Profit — Non-GAAP	$23,113	$(7,782)	$34,505	$(20,028)	$29,808

	Nine Months 2005
	Bioproducts	Biopharma	Human Health	Corporate	Total

Operating Profit — As Reported	$20,499	$(12,545)	$34,373	$(16,214)	$26,113
Increase in environmental reserve	—	—	—	1,300	1,300
Change in allocation methodology	845	537	370	(1,752)	—

Adjusted Operating Profit — Non-GAAP	$21,344	$(12,008)	$34,743	$(16,666)	$27,413

Note: The change in allocation methodology reflects certain medical benefit expenses in third quarter and nine months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Operating Expenses
For the Quarters and Nine Months Ended September 30, 2006 and 2005

	Third Quarter
	2006	2005
Operating Expenses — GAAP	$36,136	$30,687
Evaluation of strategic alternatives	(1,734)	—
Goodwill impairment	(2,092)	—
Cutanogen related costs	(127)	—
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	431

Adjusted Operating Expenses — Non-GAAP	$32,183	$29,818

	Nine Months
	2006	2005
Operating Expenses — GAAP	$104,934	$94,241
Evaluation of strategic alternatives	(4,091)	—
Goodwill impairment	(2,092)	—
Cutanogen milestone and related costs	(1,664)	—
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	1,277

Adjusted Operating Expenses — Non-GAAP	$97,087	$94,218

Note: The change in allocation methodology reflects certain medical benefit expenses in third quarter and nine months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.

CAMBREX CORPORATION
GAAP to Adjusted (Non-GAAP) Reconciliation — Administrative Expense
For the Quarters and Nine Months Ended September 30, 2006 and 2005

	Third Quarter
	2006	2005
Administrative Expense — GAAP	$20,759	$16,846
Evaluation of strategic alternatives	(1,734)	—
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	454

Adjusted Administrative Expense — Non-GAAP	$19,025	$16,000

	Nine Months
	2006	2005
Administrative Expense — GAAP	$59,925	$50,689
Evaluation of strategic alternatives	(4,091)	—
Increase in environmental reserve	—	(1,300)
Change in allocation methodology	—	1,345

Adjusted Administrative Expense — Non-GAAP	$55,834	$50,734

Note: The change in allocation methodology reflects certain medical benefit expenses in third quarter and nine months 2006 GAAP and 2005 Non-GAAP results that were reclassified from operating segments to Corporate Administrative Expense to better reflect costs reported in the operating segments.

CAMBREX CORPORATION
Consolidated Balance Sheet
As of September 30, 2006 and December 31, 2005
(in thousands)

	September 30,	December 31,
Assets	2006	2005

Cash and Cash Equivalents	$34,458	$45,932
Trade Receivables, net	66,910	74,425
Inventories, net	110,840	93,617
Other Current Assets	15,050	15,552

Total Current Assets	227,258	229,526

Property, Plant and Equipment, Net	239,812	229,410
Goodwill and Other Intangibles	147,100	147,551
Other Non-Current Assets	6,414	5,985

Total Assets	$620,584	$612,472

Liabilities and Stockholders’ Equity

Trade Accounts Payable	$36,617	$38,813
Accrued Expenses and Other Current Liabilities	55,186	53,333

Total Current Liabilities	91,803	92,146

Long-term Debt	181,723	186,819
Deferred Tax Liabilities	29,131	28,543
Other Non-Current Liabilities	64,772	61,713

Total Liabilities	$367,429	$369,221

Stockholders’ Equity	$253,155	$243,251

Total Liabilities and Stockholders’ Equity	$620,584	$612,472